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                                                            Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IKOS Systems, Inc. 1995 Stock Option Plan and 1996 Employee Stock Purchase Plan of our report dated October 15, 1997 with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 1997, filed with the Securities and Exchange Commission.


                                 ERNST & YOUNG LLP

San Jose, California
February 13, 1998